As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BACKBLAZE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-8893125
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
201 Baldwin Ave.
San Mateo, CA 94401
(650) 352-3738
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Backblaze Inc. Amended and Restated 2021 Equity Incentive Plan
Backblaze, Inc. 2021 Employee Stock Purchase Plan
(Full title of Plan)
Gleb Budman
Chief Executive Officer
Backblaze, Inc.
201 Baldwin Ave.
San Mateo, CA 94401
(Name and address of agent for service)
(650) 352-3738
(Telephone number, including area code, of agent for service)

Copies to:

Bennett L. Yee Jeffrey R. Vetter Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 550 Allerton St Redwood City, CA 94063 (415) 978-9803	Tom MacMitchell General Counsel Backblaze, Inc. 201 Baldwin Ave. San Mateo, CA 94401 (650) 352-3738
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Backblaze, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,668,787 additional shares of Class A common stock under the Registrant’s Amended and Restated 2021 Equity Incentive Plan and 1,067,515 additional shares of Class A common stock under the Registrant’s 2021 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on March 28, 2022 (Registration No. 333-263903), the Registrant's registration statement on Form S-8 filed with the Commission on April 5, 2023 (Registration No. 333-271148), the Registrant's registration statement on Form S-8 filed with the Commission on July 17, 2023 (Registration No. 333-273290), and the Registrant’s registration statement on Form S-8 filed with the Commission on May 10, 2024 (Registration No. 333-279288). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 11, 2025;

(b)all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41026), filed with the commission on November 4, 2021, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with Commission rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 8.	Exhibits
The following exhibits are incorporated herein by reference.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of Registrant, as amended, as currently in effect.	10-Q	001-41026	3.1	12/14/2021

4.2	Certificate of Retirement.	8-K	001-41026	3.1	7/10/2023

4.3	Amended and Restated Bylaws of Registrant, as currently in effect.	8-K	001-41026	3.1	12/11/2024

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigan, LLP.					X

23.1	Consent of BDO USA, P.C. Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (contained in the signature page hereto).					X

99.1	Amended and Restated 2021 Equity Incentive Plan and forms of agreements thereunder.	10-K	001-41026	10.3	4/01/2024

99.2	2021 Employee Stock Purchase Plan.	S-1	333-260333	10.4	11/02/2021

107.1	Calculation of Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 12th day of March, 2025.

BACKBLAZE, INC.

By:	/s/ Gleb Budman
Name:	Gleb Budman
Title:	Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gleb Budman, Marc Suidan, and Tom MacMitchell, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any registration statement related thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gleb Budman	Chief Executive Officer and Chairperson (Principal Executive Officer)	March 12, 2025
Gleb Budman

/s/ Marc Suidan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2025
Marc Suidan

/s/ Jocelyn Carter-Miller	Director	March 12, 2025
Jocelyn Carter-Miller

/s/ Barbara Nelson	Director	March 12, 2025
Barbara Nelson

/s/ Earl E. Fry	Director	March 12, 2025
Earl E. Fry

/s/ Evelyn D’An	Director	March 12, 2025
Evelyn D’An